Exhibit 99.1

GLOSSARY

The following are abbreviations and definitions of certain terms used in this document, which are commonly used in the oil and natural gas industry:

Barrel or Bbl. Stock tank barrel, or 42 U.S. gallons liquid volume, used in this quarterly report in reference to crude oil or other liquid hydrocarbons.

Basin. A large natural depression on the earth’s surface in which sediments generally brought by water accumulate.

BOE. One barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of crude oil. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

BOE/d. BOE per day.

Completion. The process of treating a drilled well followed by the installation of permanent equipment for the production of natural gas or oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Crude oil. Liquid hydrocarbons retrieved from geological structures underground to be refined into fuel sources.

Development costs. Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing crude oil, natural gas and NGLs. For a complete definition of development costs, refer to the SEC’s Regulation S-X, Rule 4-10(a)(7).

Development project. The means by which petroleum resources are brought to the status of economically producible. As examples, the development of a single reservoir or field, an incremental development in a producing field or the integrated development of a group of several fields and associated facilities with a common ownership may constitute a development project.

Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

E&P. Exploration and production.

Economically producible. The term economically producible, as it relates to a resource, means a resource that generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation. For a complete definition of economically producible, refer to the SEC’s Regulation S-X, Rule 4-10(a)(10).

Field. An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations. For a complete definition of field, refer to the SEC’s Regulation S-X, Rule 4-10(a)(15).

Formation. A layer of rock that has distinct characteristics that differs from nearby rock.

GAAP. Generally accepted accounting principles in the United States.

Horizontal drilling. A drilling technique used in certain formations where a well is drilled vertically to a certain depth and then drilled at a right angle within a specified interval.

Horizontal wells. The number of horizontal wells, normalized to a 5,000 foot lateral length basis, where we have ownership in a mineral or royalty interest.

MBbl. Thousand barrels of crude oil or other liquid hydrocarbons.

MBOE. One thousand BOE.

Mcf. One thousand cubic feet of natural gas.

Mcf/d. Mcf per day.

MMcf. One million cubic feet of natural gas.

Natural gas liquids or NGLs. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

Net royalty acres or NRAs. Mineral ownership standardized to a 12.5%, or 1/8th, royalty interest.

Operator. The individual or company responsible for the development and/or production of a crude oil or natural gas well or lease.

Proved reserves. Those quantities of crude oil, natural gas and NGLs that, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the E&P operator must be reasonably certain that it will commence the project within a reasonable time. For a complete definition of proved crude oil and natural gas reserves, refer to the SEC’s Regulation S-X, Rule 4-10(a)(22).

Realized price. The cash market price less all expected quality, transportation and demand adjustments.

Reasonable certainty. A high degree of confidence that quantities will be recovered. For a complete definition of reasonable certainty, refer to the SEC’s Regulation S-X, Rule 4-10(a)(24).

Reserves. Estimated remaining quantities of crude oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering crude oil and natural gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible crude oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Resources. Quantities of crude oil, natural gas and NGLs estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

Royalty. An interest in a crude oil and natural gas lease that gives the owner the right to receive a portion of the production from the leased acreage (or of the proceeds from the sale thereof), but does not require the owner to pay any portion of the production or development costs on the leased acreage. Royalties may be either landowner’s royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

SEC. U.S. Securities and Exchange Commission.

SOFR or Term SOFR rate. A borrowing rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York.

Spot market price. The cash market price without reduction for expected quality, transportation and demand adjustments.

Working interest. The right granted to the lessee of a property to develop, produce and own crude oil, natural gas, NGLs or other minerals. The working interest owners bear the exploration, development and operating expenses on either a cash, penalty or carried basis.

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

Sitio Royalties Corp.

Condensed Consolidated Balance Sheets

(In thousands, except par and share amounts)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$383	$3,290
Accrued revenue and accounts receivable	125,807	123,361
Prepaid assets	8,453	6,760
Derivative asset	—	1,811

Total current assets	134,643	135,222

Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	2,373,097	2,464,836
Proved properties	3,055,145	2,941,347
Other property and equipment	4,309	3,737
Accumulated depreciation, depletion, amortization, and impairment	(972,012)	(818,633)

Total property and equipment, net	4,460,539	4,591,287

Long-term assets
Deferred financing costs	6,984	8,525
Operating lease right-of-use asset	5,569	5,940
Other long-term assets	2,680	2,746

Total long-term assets	15,233	17,211

TOTAL ASSETS	$4,610,415	$4,743,720

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$31,556	$46,385
Operating lease liability	1,792	1,646

Total current liabilities	33,348	48,031

Long-term liabilities
Long-term debt	1,079,618	1,078,181
Deferred tax liability	247,255	253,778
Non-current operating lease liability	5,064	5,462
Other long-term liabilities	1,150	1,150

Total long-term liabilities	1,333,087	1,338,571

Total liabilities	1,366,435	1,386,602

Commitments and contingencies (see Note 15)
Equity
Class A Common Stock, par value $0.0001 per share; 240,000,000 shares authorized; 83,454,563 and 83,205,330 shares issued and 77,578,656 and 78,980,516 outstanding at June 30, 2025 and December 31, 2024, respectively	8	8
Class C Common Stock, par value $0.0001 per share; 120,000,000 shares authorized; 73,443,992 and 73,443,992 shares issued and 73,367,602 and 73,391,244 outstanding at June 30, 2025 and December 31, 2024, respectively	8	8
Additional paid-in capital	1,660,081	1,710,372
Accumulated deficit	(129,236)	(146,792)
Class A Treasury Shares, 5,875,907 and 4,224,814 shares at June 30, 2025 and December 31, 2024, respectively	(128,364)	(96,910)
Class C Treasury Shares, 76,390 and 52,748 shares at June 30, 2025 and December 31, 2024, respectively	(1,736)	(1,265)
Noncontrolling interest	1,843,219	1,891,697

Total equity	3,243,980	3,357,118

TOTAL LIABILITIES AND EQUITY	$4,610,415	$4,743,720

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Sitio Royalties Corp.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Oil, natural gas and natural gas liquids revenues	$140,805	$165,516	$299,118	$313,487
Lease bonus and other income	4,854	3,032	10,056	6,452

Total revenues	145,659	168,548	309,174	319,939

Operating expenses:
Depreciation, depletion and amortization	75,901	85,485	153,380	161,803
General and administrative	20,099	13,456	35,861	26,467
Production taxes and other	12,454	12,433	25,436	24,459

Total operating expenses	108,454	111,374	214,677	212,729

Income from operations	37,205	57,174	94,497	107,210
Other income (expense):
Interest expense, net	(23,049)	(22,688)	(46,318)	(41,198)
Commodity derivatives gains (losses)	807	(607)	(101)	(10,657)

Income before taxes	14,963	33,879	48,078	55,355

Income tax expense	(415)	(4,838)	(7,246)	(7,622)

Net income	14,548	29,041	40,832	47,733
Net income attributable to noncontrolling interest	(7,275)	(16,187)	(23,293)	(26,411)

Net income attributable to Class A stockholders	$7,273	$12,854	$17,539	$21,322

Net income per share of Class A Common Stock
Basic	$0.08	$0.16	$0.20	$0.25
Diluted	$0.08	$0.15	$0.20	$0.25
Weighted average Class A Common Stock outstanding
Basic	77,575	80,751	77,961	81,578
Diluted	77,844	80,879	78,192	81,761

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Sitio Royalties Corp.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$40,832	$47,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	153,380	161,803
Amortization of deferred financing costs and long-term debt discount	2,807	2,603
Share-based compensation	14,436	11,307
Commodity derivatives losses	101	10,657
Net cash received for commodity derivatives settlements	1,710	6,316
Deferred tax benefit	(6,523)	(7,494)
Change in operating assets and liabilities:
Accrued revenue and accounts receivable	(2,446)	(22,107)
Prepaid assets	(915)	10,547
Other long-term assets	680	667
Accounts payable and accrued expenses	(14,532)	(3,487)
Operating lease liabilities and other long-term liabilities	(560)	(493)

Net cash provided by operating activities	188,970	218,052

Cash flows from investing activities:
Purchases of oil and gas properties, net of post-close adjustments	(22,421)	(177,424)
Other, net	(210)	(237)

Net cash used in investing activities	(22,631)	(177,661)

Cash flows from financing activities:
Borrowings on credit facilities	150,000	279,000
Repayments on credit facilities	(149,650)	(96,000)
Debt issuance costs	(147)	(126)
Distributions to noncontrolling interest	(72,887)	(68,402)
Dividends paid to Class A stockholders	(59,083)	(75,016)
Dividend equivalent rights paid	(1,731)	(707)
Repurchases of Class A Common Stock	(32,480)	(54,075)
Repurchases of Sitio OpCo Partnership Units (including associated Class C Common Shares)	—	(22,142)
Cash paid for taxes related to net settlement of share-based compensation awards	(3,268)	(1,770)

Net cash used in financing activities	(169,246)	(39,238)

Net change in cash and cash equivalents	(2,907)	1,153
Cash and cash equivalents, beginning of period	3,290	15,195

Cash and cash equivalents, end of period	$383	$16,348

Supplemental disclosure of non-cash transactions:
Decrease in current liabilities for additions to property and equipment:	$222	$—
Supplemental disclosure of cash flow information:
Cash paid for income taxes:	$29,632	$2,769
Cash paid for interest expense:	42,549	41,230

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Sitio Royalties Corp.

Condensed Consolidated Statements of Equity

(In thousands, except per share amounts)

(Unaudited)

	Class A		Class C		Additional Paid-in Capital	Accumulated Deficit	Class A		Class C		Noncontrolling Interest	Total Equity
	Common Stock		Common Stock				Treasury Shares		Treasury Shares
	Shares	Amount	Shares	Amount			Shares	Amount	Shares	Amount
Balance at January 1, 2025	83,205	$8	73,444	$8	$1,710,372	$(146,792)	(4,225)	$(96,910)	(53)	$(1,265)	$1,891,697	$3,357,118

Net income	—	—	—	—	—	10,267	—	—	—	—	16,018	26,285
Share-based compensation	—	—	—	—	6,419	—	—	—	—	—	555	6,974
Issuance of Class A Common Stock upon vesting of share-based awards, net of shares withheld for income taxes	116	—	—	—	(1,314)	—	—	—	—	—	—	(1,314)
Dividends to Class A stockholders	—	—	—	—	(31,977)	—	—	—	—	—	—	(31,977)
Dividend equivalent rights	—	—	—	—	(403)	16	—	—	—	—	—	(387)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(30,143)	(30,143)
Repurchases of Class A Common Stock	—	—	—	—	—	—	(1,103)	(22,466)	—	—	—	(22,466)

Balance at March 31, 2025	83,321	$8	73,444	$8	$1,683,097	$(136,509)	(5,328)	$(119,376)	(53)	$(1,265)	$1,878,127	$3,304,090

Net income	—	—	—	—	—	7,273	—	—	—	—	7,275	14,548
Share-based compensation	—	—	—	—	6,901	—	—	—	—	—	561	7,462
Issuance of Class A Common Stock upon vesting of share-based awards, net of shares withheld for income taxes	133	—	—	—	(1,483)	—	—	—	—	—	—	(1,483)
Class C Common Stock withheld for income taxes upon vesting of RSAs and held in treasury	—	—	—	—	—	—	—	—	(23)	(471)	—	(471)
Dividends to Class A stockholders	—	—	—	—	(27,106)	—	—	—	—	—	—	(27,106)
Dividend equivalent rights	—	—	—	—	(1,328)	—	—	—	—	—		(1,328)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(42,744)	(42,744)
Repurchases of Class A Common Stock	—	—	—	—	—	—	(548)	(8,988)	—	—	—	(8,988)

Balance at June 30, 2025	83,454	$8	73,444	$8	1,660,081	$(129,236)	(5,876)	$(128,364)	(76)	$(1,736)	$1,843,219	$3,243,980

	Class A		Class C		Additional Paid-in Capital	Accumulated Deficit	Class A		Class C		Noncontrolling Interest	Total Equity
	Common Stock		Common Stock				Treasury Shares		Treasury Shares
	Shares	Amount	Shares	Amount			Shares	Amount	Shares	Amount
Balance at January 1, 2024	82,451	$8	74,965	$8	$1,796,147	$(187,738)	—	$—	(26)	$(677)	$1,987,526	$3,595,274

Net income	—	—	—	—	—	8,468	—	—	—	—	10,224	18,692
Share-based compensation	—	—	—	—	4,543	—	—	—	—	—	561	5,104
Conversion of Class C Common Stock to Class A Common Stock	135	—	(135)	—	3,265	—	—	—	—	—	(3,265)	—
Issuance of Class A Common Stock upon vesting of share-based awards, net of shares withheld for income taxes	50	—	—	—	(607)	—	—	—	—	—	—	(607)
Change in deferred taxes from conversion of Class C Common Stock to Class A Common Stock	—	—	—	—	(73)	—	—	—	—	—	—	(73)
Dividends to Class A stockholders	—	—	—	—	(41,950)	—	—	—	—	—	—	(41,950)
Dividend equivalent rights	—	—	—	—	(376)	—	—	—	—	—	—	(376)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(38,157)	(38,157)
Repurchases of Class A Common Stock	—	—	—	—	—	—	(546)	(13,057)	—	—	—	(13,057)

Balance at March 31, 2024	82,636	$8	74,830	$8	$1,760,949	$(179,270)	(546)	$(13,057)	(26)	$(677)	$1,956,889	$3,524,850

Net income	—	—	—	—	—	12,854	—	—	—	—	16,187	29,041
Share-based compensation	—	—	—	—	5,642	—	—	—	—	—	561	6,203
Conversion of Class C Common Stock to Class A Common Stock	162	—	(162)	—	3,820	—	—	—	—	—	(3,820)	—
Issuance of Class A Common Stock upon vesting of share-based awards, net of shares withheld for income taxes	28	—	—	—	(382)	—	—	—	—	—	—	(382)
Class C Common Stock withheld for income taxes upon vesting of RSAs and held in treasury	—	—	—	—	—	—	—	—	(27)	(588)	—	(588)
Change in deferred taxes from conversion of Class C Common Stock to Class A Common Stock	—	—	—	—	(1)	—	—	—	—	—	—	(1)
Dividends to Class A stockholders	—	—	—	—	(33,066)	—	—	—	—	—	—	(33,066)
Dividend equivalent rights	—	—	—	—	(331)	—	—	—	—	—	—	(331)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(30,245)	(30,245)
Repurchases of Class A Common Stock	—	—	—	—	—	—	(1,684)	(41,526)	—	—	—	(41,526)
Repurchases of Sitio OpCo Partnership Units (including associated Class C Common Shares)	—	—	(897)	(1)	1,329	—	—	—	—	—	(23,691)	(22,363)

Balance at June 30, 2024	82,826	$8	73,771	$7	$1,737,960	$(166,416)	(2,230)	$(54,583)	(53)	$(1,265)	$1,915,881	$3,431,592

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Sitio Royalties Corp.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited condensed consolidated financial statements of Sitio Royalties Corp., together with its wholly-owned subsidiaries and any entities in which the company owns a controlling interest (collectively, “Sitio” or the “Company”), including Sitio Royalties Operating Partnership, LP (“Sitio OpCo”), have been prepared pursuant to the rules and regulations of the SEC applicable to interim financial information. Accordingly, such consolidated financial statements reflect all adjustments (consisting of normal and recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the financial results for the interim periods presented. Certain information and notes normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. However, management believes that the disclosures included either on the face of the financial statements or in these notes are sufficient to make the interim information presented not misleading. The accompanying unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025 (the “Annual Report”).

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The results of operations for the three and six months ended June 30, 2025 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2025.

Except as otherwise indicated or required by the context, all references in this quarterly report to the “Company,” “Sitio,” “we,” “us,” “our” or similar terms refer to Sitio Royalties Corp. and its subsidiaries.

Note 2. Merger Agreement

On June 2, 2025, Sitio and Sitio OpCo entered into an Agreement and Plan of Merger, dated as of June 2, 2025, (the “Merger Agreement”) with Viper Energy, Inc., a Delaware corporation (“Viper”), Viper Energy Partners LLC, a Delaware limited liability company (“Viper Opco”), New Cobra Pubco, Inc., a Delaware corporation and a wholly owned subsidiary of Viper (“New Viper”), Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper (“Viper Merger Sub”), and Scorpion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Viper (“Sitio Merger Sub”).

Pursuant to the terms of the Merger Agreement, Viper and Sitio will combine in an all-equity transaction through: (i) the merger of Sitio Merger Sub with and into Sitio (the “Sitio Pubco Merger”), with Sitio surviving the Sitio Pubco Merger as a wholly owned subsidiary of New Viper, (ii) the merger of Viper Merger Sub with and into Viper (the “Viper Pubco Merger” and together with the Sitio Pubco Merger, the “Pubco Mergers”), with Viper surviving the Viper Pubco Merger as a wholly owned subsidiary of New Viper, and (iii) following the Pubco Mergers, the merger of Sitio OpCo with and into Viper Opco (the “Opco Merger”, and, together with the Pubco Mergers, the “Mergers”), with Viper Opco continuing as the surviving entity, in each case on the terms set forth in the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement:

•

at the effective time of the Sitio Pubco Merger (the “Sitio Pubco Merger Effective Time”), (A) each share of our Class A Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be cancelled and automatically converted into the right to receive 0.4855 fully-paid and nonassessable shares of Class A common stock, par value $0.000001 per share, of New Viper (the “New Viper Class A Common Stock”), and (B) each share of our Class C common stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be automatically cancelled and cease to exist;

•

at the effective time of the Viper Pubco Merger (the “Viper Pubco Merger Effective Time”), (A) each share of Viper’s Class A common stock, par value $0.000001 per share (the “Viper Class A Common Stock”), issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be cancelled and automatically converted into one share of New Viper Class A Common Stock and (B) each share of Viper’s Class B common stock, par value $0.000001 per share (“Viper Class B Common Stock” and together with the Viper Class A Common Stock, the “Viper Common Stock”), issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be automatically cancelled and converted into one share of New Viper Class B Common Stock, par value $0.000001 per share (the “New Viper Class B Common Stock” and together with the New Viper Class A Common Stock, the “ New Viper Common Stock”); and

•

following the Pubco Mergers, at the effective time of the Opco Merger (the “Opco Merger Effective Time”), (A) all common units representing limited partner interests in Sitio OpCo (the “Sitio OpCo Partnership Units”) held by Viper, Sitio, New Viper, or any of their wholly owned subsidiaries immediately prior to the Opco Merger Effective Time shall automatically convert into 0.4855 common units representing limited liability company interests in Viper Opco (the “Viper Opco Units”) and (B) each Sitio OpCo Partnership Unit issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (i) 0.4855 Viper Opco Units and (ii) 0.4855 shares of New Viper Class B Common Stock.

As a result of the Mergers and as of the closing of the Mergers (the “Closing”), Sitio stockholders immediately prior to the Sitio Pubco Merger Effective Time will own approximately 20% of the outstanding shares of New Viper Common Stock, and Viper stockholders immediately prior to the Viper Pubco Merger Effective Time will own approximately 80% of the outstanding shares of New Viper Common Stock. Following the Closing, New Viper will operate under the name “Viper Energy, Inc.” and have the same board of directors and executive officers as Viper did prior to the Viper Pubco Merger.

The Mergers have been unanimously approved by the boards of directors of both Viper and Sitio. Consummation of the Mergers is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreements, including regulatory clearance and approvals by the shareholders of Sitio. For the three and six months ended June 30, 2025, the Company incurred $3.6 million in transaction costs related to the Mergers.

Note 3. Summary of Significant Accounting Policies

Significant accounting policies are disclosed in the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2024, presented in the Annual Report. There have been no material changes in such policies or the application of such policies during the six months ended June 30, 2025.

Recently Issued Accounting Standards Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information related to the effective tax rate reconciliation as well as information on income taxes paid. This ASU is effective for annual periods beginning after December 15, 2024, and requires prospective application with the option to apply the standard retrospectively. We are currently evaluating the impact of the ASU on our consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement (Subtopic 220-40): Reporting Comprehensive Income—Expense Disaggregation Disclosures, which requires disclosure of additional information about specific expense categories underlying certain income statement expense line items. This ASU is effective for annual periods beginning after December 15, 2026, and requires either prospective or retrospective application. We are currently evaluating the impact of the ASU on our consolidated financial statements.

Note 4. Revenue from Contracts with Customers

Oil, natural gas and natural gas liquids revenues

During the three and six months ended June 30, 2025 and 2024, the disaggregated revenues from sales of oil, natural gas and NGLs were as follows (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Crude oil sales	$110,833	$143,496	$230,369	$270,789
Natural gas sales	9,992	5,945	26,310	11,732
NGLs sales	19,980	16,075	42,439	30,966

Total royalty revenues	$140,805	$165,516	$299,118	$313,487

Note 5. Oil and Natural Gas Properties

The following is a summary of oil and natural gas properties as of June 30, 2025 and December 31, 2024 (in thousands):

Oil and natural gas properties:	June 30, 2025	December 31, 2024
Unproved properties	$2,373,097	$2,464,836
Proved properties	3,055,145	2,941,347

Oil and natural gas properties, gross	5,428,242	5,406,183
Accumulated depletion and impairment	(969,796)	(816,664)

Oil and natural gas properties, net	$4,458,446	$4,589,519

As presented in the unaudited condensed consolidated statements of cash flows for the six months ended June 30, 2025, the Company paid $22.4 million for purchases of oil and gas properties, net of post-close adjustments. For the six months ended June 30, 2024, the Company paid $189.0 million for purchases of oil and gas properties, and received purchase price adjustments from acquisitions of $11.6 million.

Depletion expense was $75.8 million and $153.1 million for the three and six months ended June 30, 2025, respectively. Depletion expense was $85.4 million and $161.5 million for the three and six months ended June 30, 2024, respectively.

Note 6. Acquisitions and Divestitures

For the six months ended June 30, 2025, the Company closed on acquisitions of oil and gas properties for an aggregate purchase price of $26.6 million, prior to the impact of purchase price adjustments, the significant majority of which was allocated to proved properties.

Note 7. Debt

The following is a summary of long-term debt as of June 30, 2025 and December 31, 2024 (in thousands):

	June 30, 2025	December 31, 2024
Sitio Revolving Credit Facility	$488,150	$487,800
2028 Senior Notes	600,000	600,000
Less: 2028 Senior Notes unamortized issuance costs	(8,532)	(9,619)

Total long-term debt	$1,079,618	$1,078,181

Sitio Revolving Credit Facility

Sitio OpCo maintains a revolving credit facility (the “Sitio Revolving Credit Facility”) with a syndicate of financial institutions. As of June 30, 2025 and December 31, 2024, the borrowing base under the Sitio Revolving Credit Facility as determined by the lenders was $925.0 million and the outstanding balance under the Sitio Revolving Credit Facility was $488.2 million and $487.8 million, respectively.

As of June 30, 2025 and December 31, 2024, the weighted average interest rate related to our outstanding borrowings under the Sitio Revolving Credit Facility was 7.44% and 7.50%, respectively. As of June 30, 2025 and December 31, 2024, the Company had unamortized debt issuance costs of $7.0 million and $8.5 million, respectively, in connection with its entry into the Sitio Revolving Credit Facility and subsequent amendments. Such costs are capitalized as deferred financing costs within long-term assets and are amortized over the life of the facility. For the three months ended June 30, 2025 and 2024, the Company recognized $0.9 million and $0.8 million, respectively, in interest expense related to the amortization of deferred financing costs under the Sitio Revolving Credit Facility. For the six months ended June 30, 2025 and 2024, the Company recognized $1.7 million and $1.6 million, respectively, in interest expense related to the amortization of deferred financing costs under the Sitio Revolving Credit Facility.

The Sitio Revolving Credit Facility is subject to a borrowing base established by the lenders to reflect the loan value of our oil and gas mineral interests. The borrowing base under the Sitio Revolving Credit Facility is redetermined by the lenders on an at least semi-annual basis. Additionally, lenders holding two-thirds of the aggregate commitments are able to request one additional redetermination between regularly scheduled redeterminations. Sitio OpCo could also request one additional redetermination between regularly scheduled redeterminations, and such other redeterminations as appropriate when significant acquisition opportunities arise. The borrowing base is subject to adjustments for asset dispositions, material title deficiencies, certain terminations of hedge agreements and issuances of certain additional indebtedness. Increases to the borrowing base require unanimous approval of the lenders, while maintenance of the same borrowing base or decreases in the borrowing base only require approval of lenders holding two-thirds of the aggregate commitments at such time. The determination of the borrowing base takes into consideration the estimated value of the Company’s oil and gas mineral interests in accordance with the lenders’ customary practices for oil and gas loans. The Sitio Revolving Credit Facility is collateralized by substantially all of the assets of Sitio OpCo and its restricted subsidiaries.

The Sitio Revolving Credit Facility includes a financial covenant limiting, as of the last day of each fiscal quarter, the ratio of (a) (i) Total Net Debt (as defined in the Sitio Revolving Credit Facility) as of such date to (ii) EBITDA (as defined in the Sitio Revolving Credit Facility) for the period of four fiscal quarters ending on such day, to not more than 3.50 to 1.00, and (b) (i) consolidated current assets (including the available commitments under the Sitio Revolving Credit Facility) to (ii) consolidated current liabilities (excluding current maturities under the Sitio Revolving Credit Facility), to not less than 1.00 to 1.00, in each case, with certain rights to cure. The Company was in compliance with the terms and covenants of the Sitio Revolving Credit Facility at June 30, 2025 and December 31, 2024.

2028 Senior Notes

As of June 30, 2025 and December 31, 2024, Sitio OpCo had $600.0 million aggregate principal amount of 7.875% Senior Notes due 2028 (the “2028 Senior Notes”). As of June 30, 2025 and December 31, 2024, the Company had unamortized debt issuance costs of $8.5 million and $9.6 million, respectively, in connection with the issuance of the 2028 Senior Notes. Debt issuance costs are reported as a reduction to long-term debt on our consolidated balance sheets and are amortized over the life of the 2028 Senior Notes. For the three months ended June 30, 2025 and 2024, the Company recognized $0.5 million of interest expense attributable to the amortization of debt issuance costs related to the 2028 Senior Notes. For the six months ended June 30, 2025 and 2024, the Company recognized $1.1 million and $1.0 million, respectively, of interest expense attributable to the amortization of debt issuance costs related to the 2028 Senior Notes.

The 2028 Senior Notes contain covenants that limit Sitio OpCo’s ability and the ability of Sitio OpCo’s restricted subsidiaries to engage in certain transactions and activities. The Company was in compliance with the terms and covenants of the 2028 Senior Notes as of June 30, 2025 and December 31, 2024.

Note 8. Accounts Payable and Accrued Expenses

The following table provides the Company’s accounts payable and accrued expenses as of the dates indicated (in thousands):

	June 30, 2025	December 31, 2024
Accrued interest expense	$10,025	$9,064
Ad valorem taxes payable	6,120	12,281
Payable to seller for pre-effective monies	3,998	3,393
Accrued general and administrative	7,098	2,006
Income taxes payable	2,408	16,918
Other taxes payable	891	1,117
Other	1,016	1,606

Total accounts payable and accrued expenses	$31,556	$46,385

Note 9. Equity

Class A Common Stock

The Company had 77,578,656 shares of its Class A Common Stock outstanding as of June 30, 2025. Holders of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), are entitled to one vote per share on all matters to be voted upon by the stockholders and are entitled to ratably receive dividends when and if declared by the Company’s board of directors (the “Board”).

Class C Common Stock

The Company had 73,367,602 shares of its Class C Common Stock outstanding as of June 30, 2025. Shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock” and, together with Class A Common Stock, the “Common Stock”), are non-economic but entitle the holder to one vote per share. Current holders of Class C Common Stock also hold an equivalent number of Sitio OpCo Partnership Units which receive pro rata distributions. Sitio OpCo Partnership Units are redeemable, at the option of the holder, on a one-for-one basis for shares of Class A Common Stock or, at our election, an equivalent amount of cash on terms and conditions set forth in the Second Amended and Restated Limited Partnership Agreement of Sitio OpCo, as amended. Upon the redemption by any holder of Sitio OpCo Partnership Units for shares of Class A Common Stock, a corresponding number of shares of Class C Common Stock held by such holder will be canceled. During the six months ended June 30, 2025, no Sitio OpCo Partnership Units were redeemed for shares of Class A Common Stock, and no shares of Class C Common Stock were canceled. During the six months ended June 30, 2024, 296,651 Sitio OpCo Partnership Units were redeemed for shares of Class A Common Stock, and an equivalent number of shares of Class C Common Stock were canceled.

Share Repurchase Program

On February 28, 2024, the Board authorized a share repurchase program that allows us to repurchase up to $200.0 million of our Class A Common Stock and Sitio OpCo Partnership Units (the “Share Repurchase Program”). On May 7, 2025, the Board extended the Share Repurchase Program with an additional authorization of $300.0 million of our Class A Common Stock and Sitio OpCo Partnership Units, resulting in $500.0 million total authorization. The shares may be repurchased from time to time through various methods including, but not limited to, in open market transactions, through privately negotiated transactions or by other means in accordance with applicable securities laws, certain of which may be made pursuant to trading plans meeting the requirements of Rule 10b5-1 and 10b-18 under the Securities Exchange Act of 1934 (the “Exchange Act”). The 1% U.S. federal excise tax on certain repurchases of stock by publicly traded U.S. corporations enacted as part of the Inflation Reduction Act of 2022 (the “IRA 2022”) applies to repurchases of our Class A Common Stock and Sitio OpCo Partnership Units pursuant to our Share Repurchase Program. The excise tax is reflected as a component of the repurchased amounts within our Condensed Consolidated Statements of Equity. The timing of repurchases under the program, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including the market price of our common stock, oil and gas commodity prices, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements and other considerations. The exact number of shares to be repurchased by us is not guaranteed, and the program may be modified, suspended or discontinued at any time without prior notice. The Company is not obligated to repurchase any dollar amount or number of shares under the program.

For the three and six months ended June 30, 2025, the Company repurchased 548,266 and 1,651,093 shares of its Class A Common Stock, respectively. The shares were recorded at a weighted average price of $16.30 and $18.90, respectively, upon repurchase by the Company, inclusive of third-party commissions.

For the three and six months ended June 30, 2024, the Company repurchased 1,684,610 and 2,230,137 shares of its Class A Common Stock, respectively, in connection with the Share Repurchase Program. The shares were recorded at a weighted average price of $24.41 and $24.25, respectively, upon repurchase by the Company, inclusive of third-party commissions.

Class A Treasury Shares

As of June 30, 2025, 5,875,907 shares of Class A Common Stock were held in treasury at a weighted average price of $21.66.

Class C Treasury Shares

As of June 30, 2025, 76,390 shares of Class C Common Stock were held in treasury at a weighted average price of $22.88.

Cash Dividends

The following table summarizes the quarterly dividends related to the Company’s quarterly financial results (in thousands, except per share data):

Quarter Ended	Quarterly Dividend per Class A Common Share	Class A Cash Dividends Paid	Payment Date	Stockholder Record Date
March 31, 2025	$0.35	$27,106	May 30, 2025	May 20, 2025
December 31, 2024	$0.41	$31,977	March 28, 2025	March 14, 2025
September 30, 2024	$0.28	$22,185	November 27, 2024	November 19, 2024
June 30, 2024	$0.30	$24,071	August 30, 2024	August 19, 2024

See “Note 17 – Subsequent Events” for additional information regarding cash dividends.

Earnings per Share

The following table sets forth the calculation of basic and diluted earnings per share for the periods indicated (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Numerator:
Net income attributable to Class A stockholders	$7,273	$12,854	$17,539	$21,322
Less: Earnings allocated to participating securities	(1,328)	(331)	(1,731)	(707)

Net income attributable to Class A stockholders - basic and diluted	$5,945	$12,523	$15,808	$20,615

Denominator:
Weighted average shares outstanding - basic	77,575	80,751	77,961	81,578
Effect of dilutive securities	269	128	231	183

Weighted average shares outstanding - diluted	77,844	80,879	78,192	81,761

Net income per common share - basic	$0.08	$0.16	$0.20	$0.25
Net income per common share - diluted	$0.08	$0.15	$0.20	$0.25

The Company had the following shares that were excluded from the computation of diluted earnings per share because their inclusion would have been anti-dilutive for the periods presented but could potentially dilute basic earnings per share in future periods (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Unvested share-based compensation awards	786	1,225	638	1,441
Shares of Class C Common Stock if converted	73,385	73,883	73,388	74,380

Total	74,171	75,108	74,026	75,821

Diluted net income per share also excludes the effects of Sitio OpCo Partnership Units (and related Class C Common Stock) associated with the earn-out, which are convertible into Class A Common Stock, because they are considered contingently issuable shares and the conditions for issuance were not satisfied as of June 30, 2025.

Note 10. Noncontrolling Interest

Noncontrolling interest represents the 48.6% economic interest of Sitio OpCo Partnership Units not owned by Sitio in the consolidated balance sheets as of June 30, 2025. These interests are held in the form of Class C Common Stock and Sitio OpCo Partnership Units.

Note 11. Share-Based Compensation

The Sitio Royalties Corp. Long Term Incentive Plan (the “Plan”) is administered by the Compensation Committee of the Board (the “Compensation Committee”). As of June 30, 2025, a total of 5,053,561 shares of Class A Common Stock remain available for future grant under the Plan.

Share-based compensation expense is included in general and administrative expense in the accompanying unaudited condensed consolidated statements of operations. The following table summarizes the share-based compensation expense recorded for each type of award for the three and six months ended June 30, 2025 and 2024 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
RSUs	$2,170	$1,565	$4,292	$2,893
PSUs	4,115	3,375	7,733	5,912
DSUs	616	614	1,219	1,205
Sitio OpCo Restricted Stock Awards	561	561	1,117	1,122
RSUs Converted in the Brigham Merger	—	62	53	123
PSUs Converted in the Brigham Merger	—	26	22	52

Total	$7,462	$6,203	$14,436	$11,307

Restricted Stock Units

The following table summarizes activity related to unvested restricted stock units (“RSUs”) for the six months ended June 30, 2025.

	Restricted Stock Units
	Number of Shares	Grant Date Fair Value
Total awarded and unvested at January 1, 2025	653,542	$22.34
Granted	225,331	19.92
Forfeited	—	—
Vested	(208,320)	23.61

Total awarded and unvested at June 30, 2025	670,553	$21.08

As of June 30, 2025, there was approximately $11.5 million of unamortized equity-based compensation expense related to unvested RSUs, which is expected to be recognized over a weighted average period of approximately 1.5 years.

Deferred Share Units

The following table summarizes activity related to unvested deferred share units (“DSUs”) for the six months ended June 30, 2025.

	Deferred Share Units
	Number of Shares	Grant Date Fair Value
Total awarded and unvested at January 1, 2025	50,720	$24.12
Granted	129,728	18.82
Forfeited	—	—
Vested	(50,720)	24.12

Total awarded and unvested at June 30, 2025	129,728	$18.82

As of June 30, 2025, there was approximately $2.1 million of unamortized equity-based compensation expense related to unvested DSUs, which is expected to be recognized over a weighted average period of 0.9 years.

Performance Stock Units

The following table summarizes the assumptions used to determine the fair values of the performance stock units (“PSUs”):

Grant Year	Average Expected Volatility	Risk-Free Interest Rate	Expected Dividend Yield
2024	38.38% - 41.09%	4.23% - 4.48%	0.00%
2025	37.10%	3.95%	0.00%

The following table summarizes activity related to unvested PSUs for the six months ended June 30, 2025.

	Performance Stock Units
	Number of Shares	Grant Date Fair Value
Total awarded and unvested at January 1, 2025	1,405,463	$28.20
Granted	632,691	21.18
Forfeited	(16,647)	25.13
Vested	(167,965)	39.11
Cancelled (unearned)	(132,948)	39.11

Total awarded and unvested at June 30, 2025	1,720,594	23.74

As of June 30, 2025, there was approximately $22.8 million of unamortized equity-based compensation expense related to unvested PSUs, which is expected to be recognized over a weighted average period of 2.1 years.

Sitio OpCo Restricted Stock Awards

The following table summarizes activity related to unvested Sitio OpCo restricted stock awards (“RSAs”) for the six months ended June 30, 2025.

	Sitio OpCo Restricted Stock Awards
	Number of Shares	Grant Date Fair Value
Total awarded and unvested at January 1, 2025	154,763	$29.12
Granted	—	—
Forfeited	—	—
Vested	(77,382)	29.12

Total awarded and unvested at June 30, 2025	77,381	$29.12

As of June 30, 2025, there was approximately $2.1 million of unamortized equity-based compensation expense related to the unvested Sitio OpCo RSAs, which is expected to be recognized over a weighted average period of approximately 0.9 years.

Note 12. Derivative Instruments

Commodity Derivatives

As of June 30, 2025, the Company did not have any outstanding derivative financial instruments.

Financial Summary

The following table presents a summary of the Company’s derivative instruments and where such values are recorded on the condensed consolidated balance sheets as of June 30, 2025 and December 31, 2024 (in thousands):

		June 30, 2025	December 31, 2024
	Balance sheet location	Fair value	Fair value
Asset derivatives not designated as hedges for accounting purposes:
Commodity contracts	Current assets	$—	$1,811
Commodity contracts	Long-term assets	—	—

Total asset derivatives		$—	$1,811

Liability derivatives not designated as hedges for accounting purposes:
Commodity contracts	Current liabilities	$—	$—
Commodity contracts	Long-term liabilities	—	—

Total liability derivatives		$—	$—

Net derivatives		$—	$1,811

The following table presents the gross fair values of recognized derivative assets and liabilities, the amounts offset under master netting arrangements with counterparties, and the resulting net amounts presented on the unaudited condensed consolidated balance sheets (in thousands):

	June 30, 2025			December 31, 2024
	Gross Fair Value	Gross Amounts Offset	Net Fair Value	Gross Fair Value	Gross Amounts Offset	Net Fair Value
Commodity derivative assets	$—	$—	$—	$1,916	$(105)	$1,811
Commodity derivative liabilities	—	—	—	(105)	105	—

The following table is a summary of derivative gains and losses, and where such values are recorded in the unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2025 and 2024 (in thousands):

		Three Months Ended June 30,		Six Months Ended June 30,
	Statement of income location	2025	2024	2025	2024
Commodity derivatives gains (losses)	Other income (expense)	$807	$(607)	$(101)	$(10,657)

The fair values of commodity derivative instruments were determined using Level 2 inputs.

Note 13. Fair Value Measurement

The Company’s proved oil and gas properties are assessed for impairment on a periodic basis. If the Company’s proved properties are determined to be impaired, the carrying basis of the properties is adjusted down to fair value. This represents a fair value measurement that would qualify as a non-recurring Level 3 fair value measurement. No impairment of proved properties was recorded for the three and six months ended June 30, 2025 and 2024. If pricing conditions decline or are depressed, or if there is a decrease in estimated future production volumes, we may incur proved property impairments in future periods.

The fair value of debt outstanding pursuant to our 2028 Senior Notes was $628.7 million as of June 30, 2025 and $618.7 million as of December 31, 2024 based on quoted prices for markets that are not active (Level 2). The fair value of debt outstanding pursuant to our Sitio Revolving Credit Facility was $488.2 million as of June 30, 2025 and $487.8 million as of December 31, 2024. The carrying amount of debt outstanding pursuant to the Sitio Revolving Credit Facility approximates fair value as the borrowings bear interest at variable rates and are reflective of market rates (Level 2).

Note 14. Income Taxes

The Company recorded income tax expense of $0.4 million and $7.2 million for the three and six months ended June 30, 2025, respectively. The Company recorded income tax expense of $4.8 million and $7.6 million for the three and six months ended June 30, 2024, respectively. Our provisions for income taxes differ from amounts that would be provided by applying the U.S. federal statutory tax rate of 21% to pre-tax book income primarily due to (i) the portion of pre-tax income that is attributable to our non-controlling interest holders which is not taxable to the Company; (ii) share-based compensation expense: (iii) other permanent differences; and (iv) state income taxes.

Note 15. Commitments and Contingencies

From time to time, the Company may be involved in various legal proceedings, lawsuits, and other claims in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Management does not believe that the resolution of these matters will have a material adverse impact on the Company’s financial condition, results of operations, or cash flows.

Note 16. Segments

Sitio’s chief operating decision maker (“CODM”) is the executive leadership team that includes the chief executive officer, chief financial officer, and each of our executive vice presidents. The executive leadership team manages the business as a whole and assesses financial performance as a single enterprise and not on an area-by-area basis. Therefore, the Company identified one reportable segment: oil and natural gas minerals. The CODM assesses performance of the oil and natural gas minerals segment and decides how to allocate resources based on net income and income from operations that is reported on the condensed consolidated statements of operations. The measure of segment assets is reported on the consolidated balance sheets as total assets. The CODM evaluates significant expenses and assets based off the consolidated financial statements and does not further disaggregate expenses or assets in deciding how to allocate resources and assess performance.

Note 17. Subsequent Events

Management has evaluated all subsequent events from the balance sheet date through the date these financial statements were available to be issued for disclosure or recognition within these financial statements and no items requiring disclosure were identified except for the events identified below.

Income Tax Legislation

On July 4, 2025, the United States Congress enacted the One Big Beautiful Bill Act (the “Act”) which includes a wide range of tax changes, including changes to corporate income taxes. The Company is currently unable to estimate the full financial impact of the Act, which could be material to the Company’s future financial position and results of operations. The Company is currently evaluating the effects of the law and will reflect any required adjustments on a prospective basis. In accordance with ASC 740, the financial statement impact of the Act will be recognized beginning in the third quarter of 2025.

Cash Dividends

On August 4, 2025, the Board declared a cash dividend of $0.36 per share of Class A Common Stock with respect to the second quarter of 2025. The dividend is payable on August 19, 2025 to the stockholders of record at the close of business on August 14, 2025.